UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2019

EYEGATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

271 Waverley Oaks Road Suite 108 Waltham, MA	02452
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	EYEG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 20, 2019, the Company held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following proposals:

(i) the election of three Class I Directors for a three-year term, such term to continue until the Company’s annual meeting of stockholders in 2022 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal;

(ii) the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

(iii) the approval of an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split at a ratio of not less than 1-for-2 and not greater than 1-for-15 (the “Reverse Stock Split”); and

(iv) the approval of the issuance of up to 12,787,500 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) upon the conversion of shares of Series C Convertible Preferred Stock of the Company (the “Series C Preferred Stock”) issued in a securities offering completed in April 2018 in accordance with Nasdaq Listing Rules 5635(b) and (c).

The voting results are reported below.

Proposal 1 - Election of Directors

Paul Chaney, Bernard Malfroy-Camine and Steven J. Boyd were elected as Class I Directors for a three-year term, such term to continue until the annual meeting of stockholders in 2022 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal. Due to the plurality election, votes could only be cast in favor of or withheld from the nominee and thus votes against were not applicable. The results of the election were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Paul Chaney	23,066,623	319,762	12,826,145
Bernard Malfroy-Camine	23,084,502	301,883	12,826,145
Steven J. Boyd	23,195,972	190,413	12,826,145

Proposal 2 - Ratification of the Appointment of EisnerAmper LLP

The appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified. There were no broker non-votes on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
34,452,775	741,421	1,018,334

Proposal 3 – Authority to Amend the Restated Certificate of Incorporation – Reverse Stock Split

The amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the shares of the Company’s common stock at a ratio of not less than 1-for-2 and not greater than 1-for-15, with the exact ratio of, effective time of and decision whether or not to implement a reverse stock split to be determined by the Company’s Board of Directors, was approved. There were no broker non-votes on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
31,554,765	3,732,924	924,841

Proposal 4 – Issuance of Up To 12,787,500 Shares of Common Stock Upon Conversion of Series C Preferred Stock

The issuance of up to 12,787,500 shares of Common Stock upon the conversion of shares of Series C Preferred Stock issued in a securities offering completed in April 2018 in accordance with Nasdaq Listing Rules 5635(b) and (c) was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
22,795,292	520,182	70,911	12,826,145

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Stephen From
Stephen From
President and Chief Executive Officer

Date: June 20, 2019